                                                                  Exhibit (c)(2)

                        SHAREHOLDER AND VOTING AGREEMENT


                                  by and among


                              ALAP HOLD CO., LTD.,

                                N.A.J. CO., LTD.

                                       and

                   CERTAIN SHAREHOLDERS OF AMWAY JAPAN LIMITED

                                   dated as of


                                November 15, 1999

                                TABLE OF CONTENTS

                                                                                                                PAGE

I.  ACTIONS AGREED TO............................................................................................-2-
                  1.1      Agreement to Take Action..............................................................-2-
                  1.2      Negotiation of Merger Agreement.......................................................-2-

II.  REPRESENTATIONS AND WARRANTIES..............................................................................-2-
                  2.1      Representations and Warranties of the Principal Shareholders..........................-2-
                  2.2      Representations and Warranties of Parent..............................................-3-
                  2.3      Representations and Warranties of Purchaser...........................................-3-

III.  CERTAIN COVENANTS OF PRINCIPAL SHAREHOLDERS................................................................-4-
                  3.1      Restriction on Transfer of Principal Shares;
                           Proxies and Noninterference...........................................................-4-

IV.  CERTAIN COVENANTS OF PARENT AND PURCHASER...................................................................-4-
                  4.1      Restriction on Transfer of Non-Tendered Shares,
                           Proxies and Noninterference                                                           -4-
                  4.2      Cooperation...........................................................................-5-

V.  MISCELLANEOUS................................................................................................-5-
                  5.1      Amendment; Termination................................................................-5-
                  5.2      Extension; Waiver.....................................................................-5-
                  5.3      Governing Law.........................................................................-5-
                  5.4      Notices...............................................................................-5-
                  5.5      Assignment............................................................................-6-
                  5.6      Further Assurances....................................................................-6-
                  5.7      Enforcement...........................................................................-6-
                  5.8      Severability..........................................................................-7-
                  5.9      Counterparts..........................................................................-7-
                  5.10     Headings..............................................................................-7-
                  5.11     Third Party Beneficiary...............................................................-7-

                        SHAREHOLDER AND VOTING AGREEMENT


         This SHAREHOLDER AND VOTING AGREEMENT, dated as of November 15, 1999 (this "Agreement"), is made and entered into among ALAP Hold Co., Ltd., a Nevada limited partnership ("Parent"), N.A.J. Co., Ltd., a joint stock corporation organized under the laws of Japan and wholly owned subsidiary of Parent ("Purchaser"), and each of the shareholders whose name is set forth on Schedule A hereto (each, a "Principal Shareholder" and, collectively, the "Principal Shareholders"). Except as otherwise defined herein, terms used herein with initial capital letters have the respective meanings ascribed thereto in the Tender Offer Agreement (as defined below).

                                    RECITALS:

         WHEREAS, Parent, Purchaser and Amway Japan Limited, a joint stock corporation organized under the laws of Japan (the "Company"), propose to enter into a Tender Offer Agreement, dated as of November 15, 1999 (the "Tender Offer Agreement"), pursuant to which Purchaser will conduct a tender offer (the "Offer") for all of the Company's Common Stock and ADSs;

         WHEREAS, the Tender Offer Agreement contemplates that, following consummation of the Offer, the Company and Purchaser will enter into a merger agreement (the "Merger Agreement") pursuant to which the Company will merge with and into Purchaser (the "Merger");

         WHEREAS, as of the date hereof, each Principal Shareholder beneficially owns and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares, no par value, of the Company, set forth opposite such Principal Shareholder's name on Schedule A hereto (collectively, the "Principal Shares");

         WHEREAS, the Principal Shareholders have informed Purchaser that they will not tender their Principal Shares in response to the Offer (other than a portion of the Principal Shares owned by one of the charitable foundations established by certain of the Principal Shareholders ("Foundation Tendered Shares")), but the Principal Shareholders will transfer that portion of their Principal Shares, as indicated on Schedule A, including any Principal Shares not tendered by the charitable foundation in response to the Offer ("Offer Non-Tendered Shares"), to Parent or Purchaser contemporaneously with the consummation of the Offer and, no later than immediately prior to the effectiveness of the Merger, the Principal Shareholders will transfer to Parent the Shares that were not transferred to Parent or Purchaser contemporaneously with the consummation of the Offer (the "Merger Non-Tendered Shares" and, together with the Offer Non-Tendered Shares, the "Non-Tendered Shares"). It being understood that Parent may transfer any Non-Tendered Shares to Purchaser;

         WHEREAS, following the Offer and the transfer of the Offer Non-Tendered Shares to Parent, Parent will beneficially own and be entitled to dispose of (or to direct the disposition of) and to vote Shares representing in excess of two-thirds of the outstanding Shares of the Company;

         WHEREAS, all or a portion of the funds required to pay the Offer Price will be borrowed by Purchaser pursuant to a Credit Agreement among Purchaser, Parent, Apple Hold Co., L.P., New AAP Limited, the lenders parties thereto (the "Lender Parties") and Morgan Guaranty Trust Company of New York, Tokyo Branch, as agent (the "Agent", and together with the Lender Parties, the "Banks");

         WHEREAS, as a condition and inducement to their willingness to enter into the Tender Offer Agreement, the Company and Purchaser have requested, and as a condition to the agreement of the Banks to fund the Offer Price, the Banks have requested, that Parent agree, and Parent has agreed, to enter into this Agreement; and

         WHEREAS, as a condition and inducement to their willingness to enter into the Tender Offer Agreement, the Parent and Purchaser have requested, and as a condition to the agreement of the Banks to fund the Offer Price, the Banks have requested, that each Principal Shareholder agree, and each Principal Shareholder has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                              I. ACTIONS AGREED TO

         1.1 AGREEMENT TO TAKE ACTION. Each Principal Shareholder agrees to take all commercially reasonable efforts to cause the Company and Purchaser to enter into the Merger Agreement and to effect the Merger. Purchaser agrees, as soon as practicable following consummation of the Offer and following the execution and delivery of the Merger Agreement, to take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for approval or adoption of the Merger Agreement and the Merger. In furtherance thereof, at any meeting of the shareholders of the Company or Purchaser called to consider and vote upon the adoption or approval of the Merger Agreement and the Merger (and at any and all postponements and adjournments thereof), each Principal Shareholder will vote, and the Principal Shareholders will cause Parent to vote, Parent hereby agrees to vote, Parent will cause Purchaser to vote, and Purchaser hereby agrees to vote, all of the Merger Non-Tendered Shares and the Offer Non-Tendered Shares, as the case may be, and all shares of capital stock of Purchaser, in favor of the adoption or approval of the Merger Agreement and the Merger and in favor of any other matter necessary or appropriate for the consummation of the transactions contemplated by the Merger Agreement that is considered and voted upon at any such shareholders' meeting.

         1.2 NEGOTIATION OF MERGER AGREEMENT. The parties agree to negotiate the terms of the Merger Agreement in good faith.

                       II. REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS. Each Principal Shareholder, severally and not jointly, represents and warrants to Parent, Purchaser and the Banks as of the date hereof and as of the closing date for the Merger (the "Closing Date"), as follows:

                  (a) EXECUTION AND DELIVERY. Such Principal Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. In the case of each Principal Shareholder that is not a natural person, the execution and delivery of this Agreement by such Principal Shareholder and the consummation by such Principal Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Principal Shareholder. This Agreement has been duly and validly executed and delivered by such Principal Shareholder.

                  (b) OWNERSHIP OF SHARES. Such Principal Shareholder is the sole holder of record and beneficial owner of such number of Principal Shares set forth opposite its, his or her name on SCHEDULE A and holds good, valid and marketable title to such Principal Shares and will hold such title at the date or dates such Principal Shareholders transfer their Principal Shares to Parent.

         2.2 REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to Purchaser and the Principal Shareholders, as of the date hereof and as of the Closing Date, as follows:

                  (a) ORGANIZATION. Parent is a U.S. limited partnership duly organized, validly existing and in good standing under the laws of Nevada.

                  (b) AUTHORITY RELATIVE TO THIS AGREEMENT. Parent has all requisite limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Parent have been duly and validly authorized by the general partner of Parent and no other limited partnership proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent.

                  (c) CONSENT AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and the performance by Parent of its obligations hereunder will not:

                           (i) conflict with any provision of the certificate of
formation of Parent; or

                           (ii) require on the part of Parent any consent,
approval, order, authorization or permit of, or registration, filing or notification to, any Governmental Authority or any third party.

         2.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Parent and the Principal Shareholders, as of the date hereof and as of the Closing Date, as follows:

                  (a) ORGANIZATION. Purchaser is a company duly incorporated and is validly existing as a corporation under the laws of Japan.

                  (b) POWER AND AUTHORITY. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Purchaser have been duly and validly authorized by its board of directors and its sole shareholder and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the authorization, approval, execution and delivery of the Merger Agreement and the approval of the Merger Agreement and the Merger by the requisite vote of Purchaser's shareholders. This Agreement has been duly and validly executed and delivered by Purchaser.

                  (c) CONSENT AND APPROVALS; NO VIOLATION. The execution and delivery by Purchaser of this Agreement does not, and the consummation of the transactions contemplated hereby and the performance by Purchaser of its obligations hereunder will not:

                           (i) conflict with or violate any provision of
Purchaser's Articles of Incorporation; or

                           (ii) require on the part of Purchaser any consent,
approval, order, authorization or permit of, or registration, filing or notification to, any Governmental Authority, except for (i) the exemptive relief and no-action position obtained from the SEC in that certain letter dated November 4, 1999, from the SEC in connection with the Offer, (ii) the filing by Purchaser with the SEC of such reports under the Exchange Act as may be required in connection with the Tender Offer Agreement (including, without limitation, the Schedule 14D-1 and the Schedule 13E-3), and the transactions contemplated thereby, (iii) the filing by Purchaser of the Registration Statement with the DKLFB in connection with the Offer, (iv) the filing of a securities notification on the approval of the Merger Agreement by the requisite vote of Purchaser's shareholders with the DKLFB, (v) such additional actions, registrations or filings as would be required in connection with the Merger and (vi) such additional actions, registrations or filings which, if not taken or made, would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, the earnings, business affairs or business prospects of Purchaser or the transactions contemplated by this Agreement.

                III. CERTAIN COVENANTS OF PRINCIPAL SHAREHOLDERS

         3.1 RESTRICTION ON TRANSFER OF PRINCIPAL SHARES; PROXIES AND NONINTERFERENCE. Each Principal Shareholder hereby agrees that it will not, directly or indirectly: (A) except as otherwise contemplated by this Agreement or the Tender Offer Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Principal Shares or any other Shares it may at anytime own (collectively, "Company Shares"); (B) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney, deposit any Company Shares into a voting trust or enter into a voting agreement with respect to any Company Shares; or (C) take any action that would reasonably be expected to make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of such Principal Shareholder to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

                  IV. CERTAIN COVENANTS OF PARENT AND PURCHASER

         4.1 RESTRICTION ON TRANSFER OF NON-TENDERED SHARES, PROXIES AND NONINTERFERENCE. Each of Parent and Purchaser hereby agrees that it will not, directly or indirectly: (A) except as otherwise contemplated by this Agreement or the Tender Offer Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Non-Tendered Shares or any other Shares it may at anytime own (collectively, "Parent Shares" or "Purchaser Shares"); (B) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney, deposit any Parent Shares or Purchaser Shares, as the case may be, into a voting trust or enter into a voting agreement with respect to any Parent Shares or Purchaser Shares, as the case may be; or (C) take any action that would reasonably be expected to make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of Parent or Purchaser to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

         4.2 COOPERATION. Each of Parent and Purchaser will cooperate fully with the parties hereto in connection with their respective reasonable best efforts to fulfill the conditions to (a) the Offer set forth in Article I to the Tender Offer Agreement and (b) the Merger set forth in Article II of the Tender Offer Agreement.

                                V. MISCELLANEOUS

         5.1 AMENDMENT; TERMINATION. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement will terminate upon the date the Tender Offer Agreement is terminated in accordance with its terms or, if the Offer is consummated, upon the date the Merger Agreement is terminated in accordance with its terms. In the event of termination of this Agreement pursuant to this Section 5.1, this Agreement, except as to these transactions already consummated, will become null and void and of no effect with no liability on the part of any party hereto; provided, however, that no such termination will relieve any party hereto from any liability for any breach of this Agreement arising under applicable law.

         5.2 EXTENSION; WAIVER. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

         5.3 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts of competent jurisdiction of the State of New York in New York County, the City of New York or in the United States District Court for the Southern District of New York.

         5.4 NOTICES. All notices and other communications hereunder shall comply with the notice provisions of the Tender Offer Agreement. In addition, all notices to the Principal Shareholders shall be sent to the following parties:

                           Amway Corporation
                           7575 Fulton Street East
                           Ada, Michigan 49355
                           Attention:  Craig N. Meurlin, Esq.
                           Telephone: (616) 787-8305
                           Facsimile: (616) 787-5623
                           E-mail: craig_meurlin@amway.com

                  with copies to (for those Principal Shareholders
                                 listed on SCHEDULE A as the "DeVos Family"):

                           Cravath Swaine & Moore
                           Worldwide Plaza
                           825 8th Avenue
                           New York, New York 10015
                           Attention:  Daniel Mosley, Esq.
                           Telephone: (212) 474-1696
                           Facsimile: (212) 765-0977
                           E-mail: dmosley@cravath.com

                  with copies to (for those Principal Shareholders
                                 listed on SCHEDULE A as the "Van Andel Family" and "Other"):

                           Hogan & Hartson
                           Columbia Square
                           555 Thirteenth Street, NW
                           Washington, D.C. 20004
                           Attention:  Sara-Ann Determan, Esq.
                           Telephone: (202) 637-6588
                           Facsimile: (202) 637-5910
                           E-mail: sdeterman@hhlaw.com

         5.5 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         5.6 FURTHER ASSURANCES. Each of the Principal Shareholders and Parent will execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by Purchaser, in order to ensure that Purchaser receives the full benefit of this Agreement.

         5.7 ENFORCEMENT. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         5.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         5.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same instrument and will become effective when one or more counterparts have been signed by any party and delivered to the other parties.

         5.10 HEADINGS. The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

         5.11 THIRD PARTY BENEFICIARY. Except for the Banks, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The Banks shall have the same rights and remedies available to the parties to this Agreement as if the Banks were a party hereto.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first written above.

                               ALAP HOLD CO., LTD:
                               By:  AP New Co., LLC, as general partner


                               By: /s/ Craig N. Meurlin
                                  --------------------------------
                               Name:  Craig N. Meurlin
                               Title: Manager for General Partner

                               N.A.J. CO., LTD.


                               By: /s/ Lawrence M. Call
                                  -------------------------------
                               Name:  Lawrence M. Call
                               Title: Attorney-in-Fact

                               PRINCIPAL SHAREHOLDERS:

                               JAY VAN ANDEL TRUST


                               By: /s/ Jay Van Andel
                                  -------------------------------
                               Name:  Jay Van Andel
                               Title: Trustee

                               JAPAN HCI, INC.


                               By: /s/ Jay Van Andel
                                  -------------------------------
                               Name:  Jay Van Andel
                               Title: Chief Executive Officer,
                                       President, Treasurer


                               JAY AND BETTY VAN ANDEL FOUNDATION


                               By: /s/ Jay Van Andel
                                  -------------------------------
                               Name:  Jay Van Andel
                               Title: President

                                RICHARD & HELEN DEVOS FOUNDATION


                                By: /s/ Jerry Tubergen
                                   ------------------------------------
                                Name:  Jerry Tubergen
                                Title: Vice President, Secretary

                                RDV (AJL) HOLDINGS, INC.


                                By: /s/ Jerry Tubergen
                                   ------------------------------------
                                Name:  Jerry Tubergen
                                Title: Vice President

                                HDV (AJL) HOLDINGS, INC.


                                By: /s/ Jerry Tubergen
                                   ------------------------------------
                                Name:  Jerry Tubergen
                                Title: Vice President

                                RDV GRIT HOLDINGS, INC.


                                By: /s/ Jerry Tubergen
                                   ------------------------------------
                                Name:  Jerry Tubergen
                                Title: Vice President

                                HDV GRIT HOLDINGS, INC.


                                By: /s/ Jerry Tubergen
                                   ------------------------------------
                                Name:  Jerry Tubergen
                                Title: Vice President

                                RDV CAPITAL MANAGEMENT, L.P. II
                                By: RDV Corporation, as general partner


                                By: /s/ Jerry Tubergen
                                   ------------------------------------
                                Name:  /s/ Jerry Tubergen
                                Title: President

                                VAN ANDEL INSTITUTE


                                By: /s/ Peter C. Cook
                                   ------------------------------
                                Name:  Peter C. Cook
                                Title: Trustee


                                By: /s/ David Van Andel
                                   -------------------------------
                                Name:  David Van Andel
                                Title: Trustee


                                VAN ANDEL RESEARCH INSTITUTE


                                By: /s/ David Van Andel
                                   -------------------------------
                                Name:  David Van Andel
                                Title: Trustee


                                By: /s/ Luis A. Tomatis
                                   -------------------------------
                                Name:  Luis A. Tomatis
                                Title: Trustee


                                VAN ANDEL EDUCATION INSTITUTE


                                By: /s/ David A. Van Andel
                                   ------------------------------
                                Name:  David A. Van Andel
                                Title: Trustee


                                By: /s/ Luis A. Tomatis
                                   ------------------------------
                                Name:  Luis A. Tomatis
                                Title: Trustee

                                   SCHEDULE A


-----------------------------------------------------------------------------------------------------------------------
                                                         NUMBER OF             MERGER NON-          FOUNDATION
                    SHAREHOLDER                          PRINCIPAL               TENDERED            TENDERED
                                                        SHARES OWNED              SHARES              SHARES
-----------------------------------------------------------------------------------------------------------------------
I.  VAN ANDEL FAMILY

-----------------------------------------------------------------------------------------------------------------------
Jay Van Andel Trust                                     *27,614,311
-----------------------------------------------------------------------------------------------------------------------
Japan HCI, Inc.                                          25,787,300
-----------------------------------------------------------------------------------------------------------------------
Jay and Betty Van Andel Foundation                        1,987,000
-----------------------------------------------------------------------------------------------------------------------
II.  DEVOS FAMILY

-----------------------------------------------------------------------------------------------------------------------
Richard & Helen DeVos Foundation                          2,070,300                                   550,000
-----------------------------------------------------------------------------------------------------------------------
RDV (AJL) Holdings, Inc.                                 24,868,000             4,500,000
-----------------------------------------------------------------------------------------------------------------------
HDV (AJL) Holdings, Inc.                                 20,510,000
-----------------------------------------------------------------------------------------------------------------------
RDV Grit Holdings, Inc.                                   2,396,800
-----------------------------------------------------------------------------------------------------------------------
HDV Grit Holdings, Inc.                                  *1,550,011
-----------------------------------------------------------------------------------------------------------------------
RDV Capital Management, L.P. II                           2,296,000
-----------------------------------------------------------------------------------------------------------------------
III.  OTHER
-----------------------------------------------------------------------------------------------------------------------
Van Andel Institute                                         536,000
-----------------------------------------------------------------------------------------------------------------------
Van Andel Research Institute                                 48,600
-----------------------------------------------------------------------------------------------------------------------
Van Andel Education Institute                                48,700
-----------------------------------------------------------------------------------------------------------------------

TOTAL                                                   110,263,022             4,500,000             550,000
-----------------------------------------------------------------------------------------------------------------------


* Includes 11 shares that are held in ADS form at Michigan National Bank.